Exhibit 99.1

Castellum, Inc. Reports Breakthrough Q3 2025 Results with First-Ever Positive Net Income

VIENNA, Va., Nov. 07, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Castellum" or the "Company"), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces its financial results for the third quarter ended September 30, 2025, featuring its first ever quarterly GAAP net income, improved operating performance, record cash, and as previously reported, further debt reduction.

Revenue for Q3 2025 totaled $14.6 million, another record quarter and an increase from $14.0 million in Q2 2025 and an increase from $11.6 million in Q3 2024. The results represent the Company’s third consecutive quarter of year-over-year organic revenue growth.

Operating profit for the quarter shows $0.4 million, compared to an operating loss of $(0.4) million in Q2 2025 and $(7.3) million in Q3 2024. The improvement reflects continued cost discipline and increasing operating leverage, even with non-cash and one-time charges included in results. Additionally, excluding non-cash and one-time items, Castellum generated $1.1 million of adjusted EBITDA.

Castellum ended the quarter with a record cash balance of $17.8 million, up from $14.7 million at the end of Q2, reinforcing its commitment to liquidity and prudent capital management. The Company also reduced total debt to $2.4 million during the quarter, further strengthening its balance sheet and enhancing financial flexibility.

“Our continued discipline in operating performance and cash management has resulted in our best performance and balance sheet strength to date, all of which prepares Castellum for additional investment in our growth,” said David Bell, Chief Financial Officer.

“Record revenue and solid operating margin improvement, coupled with our focus and discipline, have resulted in outstanding performance,” said Glen Ives, Chief Executive Officer of Castellum. “While I am more than pleased that we achieved this net income milestone, as I have previously noted, we are committed to the long-term growth of CTM through smart investments in the right people, solutions and products. We therefore continue to manage the business for positive cash flow rather than GAAP net income due to the large amount of non-cash charges we take. This quarter, we happened to get both. I cannot over-emphasize our unrelenting commitment to grow and scale CTM through our proven strategy of driving organic growth through full and open prime contract wins, investing capital to develop our own products, solutions, and IP, and leveraging the right and timely M&A opportunities. As I wholeheartedly believe and have stated before, our strong and steady progress and success are a direct reflection of the hard work of our world-class CTM team and their ’best in industry’ skills, talent, knowledge, and experience, directly supporting our mission customers to achieve their vital national security missions and objectives. We’re continuing to build meaningful momentum, which we believe will continue to create enduring long-term value for our shareholders.”

Castellum's full financial results for the three and nine months ending September 30, 2025, are expected to be filed later today on Form 10-Q, which will be available at www.sec.gov.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, a Non-GAAP financial measure used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:

Adjusted EBITDA is a Non-GAAP measure, calculated as the Company's earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation and other non-recurring, cash items, such as expenses for a one-time policy change.

Utility and Purpose:

The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a Non-GAAP Adjusted EBITDA measure, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, reducing its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Castellum, Inc.
Reconciliation of unaudited Non-GAAP Recurring Cash
Operating Profit to Operating Loss
Three Months Ended September 30, 2025

Revenues	$14,619,687
Gross profit	5,490,568
Net Income	388,580

Add back:
Interest (income)	(58,838)
Taxes	106,717
Depreciation and amortization	374,290

Adjust for other non-cash and one-time charges:
Change in derivative liability	(18,000)
Stock based compensation	284,116
Total non-cash charges	688,285

Non-GAAP Adjusted EBITDA	$1,076,865

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/96c984a7-1804-4e77-ae60-a468386fc795